Exhibit 99.1

Rithm Capital Corp. Announces Second Quarter 2026 Results

NEW YORK, NY - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the second quarter ended June 30, 2026.

“Rithm’s strong second quarter performance reflects the significant momentum of our owner-operator platform, which continues to prove its depth and durability,” said Michael Nierenberg, CEO of Rithm Capital. “Despite an uncertain macro environment, our asset management business reached $61 billion in AUM on $1.9 billion of gross inflows, while Genesis delivered its strongest origination quarter ever and Newrez posted a 22% annualized operating return on equity(3). With Elecor building strong leasing momentum, every pillar of our platform is performing. As our clients deepen their engagement with Rithm, we are confident in our positioning and the compelling opportunities ahead to deliver for our clients and shareholders.”

Financial Highlights:

•GAAP net income of $20.2 million, or $0.04 per diluted common share(1)
•Earnings available for distribution of $338.9 million, or $0.60 per diluted common share(1)(2)
•Common dividend of $139.6 million, or $0.25 per common share
•Book value per common share of $12.33(1)

	Q2 2026	Q1 2026
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.04	$0.12
GAAP Net Income (in millions)	$20.2	$67.8

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.60	$0.51
Earnings Available for Distribution(2) (in millions)	$338.9	$289.6

Common Dividend:
Common Dividend per Share	$0.25	$0.25
Common Dividend (in millions)	$139.6	$139.6

Business Highlights:

•Asset Management:
•Rithm Asset Management, Rithm Capital’s alternative asset management platform, which includes Sculptor Capital Management, Inc. (“Sculptor Capital”) and Crestline Management, L.P. (“Crestline”), had approximately $61 billion of assets under management (“AUM”)(4) as of June 30, 2026, up from $59 billion at quarter end Q1’26, driven by $1.9 billion of gross inflows and new fund commitments in Q2’26.
•AUM has nearly doubled since Rithm accelerated the growth of its asset management business in 2023.
•Rithm Asset Management posted asset management revenue of $141 million in Q2’26, up from approximately $105 million in Q1’26, or a 34% QoQ increase, driven by higher incentive fee income.

•Commercial Real Estate:
•Elecor, Rithm Capital’s owner and operator of Class A office properties in New York City and San Francisco, increased year-to-date leasing activity to 681 thousand square feet, achieving rents 32% higher in New York City and 1% higher in San Francisco compared to FY 2025.
•Closed on the previously announced $283 million refinancing of 1325 Avenue of the Americas through a broadly syndicated single-asset single borrower commercial mortgage-backed securities financing.

•Investment Portfolio:
•Rithm Capital sponsored and completed three non-qualified mortgage securitizations in Q2’26 totaling $1.4 billion in UPB.
•Acquired $303 million in home improvement loans in Q2’26 under the existing forward flow agreement with Upgrade, Inc. (“Upgrade”), bringing the total purchased through quarter-end to $970 million.
•Completed an inaugural $316 million securitization of home improvement loans.

•Origination & Servicing:
•Newrez LLC (“Newrez”), Rithm Capital’s mortgage origination and servicing platform, posted pre-tax operating income of $307.6 million in Q2’26, excluding mortgage servicing rights (“MSRs”) mark-to-market (“MTM”) loss, net of hedges, and other non-operating items of $(194.5) million, up from $273.7 million in Q1’26, excluding MSRs MTM loss, net of hedges, and other non-operating items of $(23.1) million.
•Newrez generated a 22% annualized operating return on equity (“ROE”)(3) in Q2’26 on $5.7 billion of average ending segment equity.
•Total servicing unpaid principal balance (“UPB”) reached $865.2 billion at the end of Q2’26, which includes $268.4 billion UPB of third-party servicing.
•Origination funded production volume was $15.9 billion in Q2’26, an increase of 3% quarter over quarter (“QoQ”) and a decrease of 2% year over year (“YoY”).

•Residential Transitional Lending:
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded Q2’26 origination volume of $1.9 billion, a YoY increase of 52%, continuing a series of record volume quarters.
•Genesis Capital continued to expand its sponsor base, growing new sponsors funded by 125 in Q2’26, a 46% increase YoY.

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 568,262,330 and 565,927,074 weighted average diluted shares for the quarters ended June 30, 2026 and March 31, 2026, respectively. The per share calculation of Book Value is based on 558,407,031 common shares outstanding as of June 30, 2026.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Q2’26 annualized operating ROE is a non-GAAP measure. Q2’26 annualized operating ROE is calculated based on annualized pre-tax operating income of $307.6 million, excluding MSRs MTM loss, net of hedges, and other non-operating items of $(194.5) million, divided by the average Origination and Servicing segment ending equity of $5.7 billion.

(4)AUM is estimated and refers to the value of assets for which Rithm Capital and its affiliates provide discretionary investment management or advisory services. AUM is generally calculated as the sum of: (i) the net asset value of managed accounts and open-ended funds or gross asset value of direct lending, real estate and real estate funds, (ii) uncalled capital commitments and (iii) par value of structured credit vehicles (e.g., collateralized loan obligations). AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other affiliated funds/vehicles. Rithm Capital's calculation of AUM is intended to provide a consistent and comparable measure of managed assets across its businesses; however it is not based on any specific regulatory definition and may differ from similarly titled measures presented by other asset managers and, as a result, may not be comparable.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - Events & Presentations section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, July 28, 2026 at 8:00 A.M. Eastern Time.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Second Quarter 2026 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10210777/10484ac0dde.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, August 4, 2026, by dialing 1-855-669-9658 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “6182214”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$614,637	$579,288
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(213,874) and $(211,456), respectively)	(392,875)	(204,229)
Servicing revenue, net	221,762	375,059
Interest income	474,595	461,877
Gain on originated residential mortgage loans, held-for-sale, net	207,006	208,250
Asset management revenue	142,228	106,587
Commercial real estate revenue	182,130	178,257
Other residential-related revenue	54,560	54,680
	1,282,281	1,384,710
Expenses
Interest expense and warehouse line fees	464,114	450,063
General, administrative and operating	307,349	316,601
Compensation and benefits	410,477	378,410
Depreciation and amortization	93,547	92,644
	1,275,487	1,237,718
Other Income (Loss)
Realized and unrealized gains (losses), net	56,305	(15,154)
Other income, net	23,787	22,402
	80,092	7,248
Income before Income Taxes	86,886	154,240
Income tax expense	18,973	44,762
Net Income	67,913	109,478
Non-controlling interests in income (loss) of consolidated subsidiaries	8,032	(146)
Redeemable non-controlling interests in income of consolidated subsidiaries	3,590	6,946
Net Income Attributable to Rithm Capital Corp.	56,291	102,678
Dividends on preferred stock	36,098	34,847
Net Income Attributable to Common Stockholders	$20,193	$67,831

Net Income per Share of Common Stock
Basic	$0.04	$0.12
Diluted	$0.04	$0.12
Weighted Average Number of Shares of Common Stock Outstanding
Basic	558,346,329	556,720,287
Diluted	568,262,330	565,927,074

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	June 30, 2026	March 31, 2026
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$11,091,483	$10,859,933
Government and government-backed securities ($4,887,937 and $5,041,769 at fair value, respectively)	4,912,869	5,066,754
Residential mortgage loans ($4,241,244 and $5,083,003 at fair value, respectively)(A)	4,293,492	5,137,741
Consumer loans, held-for-investment, at fair value(A)	707,111	805,294
Residential transition loans, at fair value	3,832,312	3,197,813
Residential mortgage loans subject to repurchase	4,308,886	4,427,618
Real estate, net(A)	6,139,789	6,174,559
Insurance company investments, at fair value	1,119,524	1,021,920
Cash, cash equivalents and restricted cash(A)	2,454,708	2,368,374
Servicer advances receivable	2,751,593	2,865,556
Other assets ($3,037,780 and $3,018,569 at fair value, respectively)(A)	5,584,432	5,714,249
Assets of Consolidated Entities(A):
Investments, at fair value and other assets	6,912,669	5,734,733
Total Assets	$54,108,868	$53,374,544
Liabilities and Equity
Liabilities
Secured financing agreements(A)	$13,677,512	$13,923,496
Secured notes and bonds payable ($126,140 and $134,319 at fair value, respectively)(A)	14,363,446	14,827,171
Residential mortgage loan repurchase liability	4,308,886	4,427,618
Unsecured notes, net of issuance costs	1,902,627	1,424,635
Interest sensitive insurance contract liabilities	1,143,797	1,069,355
Dividends payable	185,032	179,104
Accrued expenses and other liabilities ($631,854 and $610,185 at fair value, respectively)(A)	3,104,711	3,085,378
Liabilities of Consolidated Entities(A):
Notes payable, at fair value and other liabilities	5,974,137	4,932,492
Total Liabilities	44,660,148	43,869,249
Commitments and Contingencies
Redeemable Non-controlling Interests of Consolidated Subsidiaries	397,306	361,138
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 67,564,122 and 67,564,122 issued and outstanding, $1,689,104 and $1,689,104 aggregate liquidation preference, respectively	1,632,915	1,632,915
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 558,407,031 and 557,902,002 issued and outstanding, respectively	5,584	5,579
Additional paid-in capital	7,033,296	6,998,267
Accumulated deficit	(226,449)	(99,976)
Accumulated other comprehensive income	71,516	73,292
Stockholders’ Equity in Rithm Capital Corp.	8,516,862	8,610,077
Non-controlling interests in equity of consolidated subsidiaries	534,552	534,080
Total Stockholders’ Equity	9,051,414	9,144,157
Total Liabilities and Equity	$54,108,868	$53,374,544
(A)The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”) and certain other consolidated VIEs, including funds and collateralized financing entities that are presented separately within assets and liabilities of consolidated entities. VIE assets can only be used to settle obligations and liabilities of the VIEs. VIE creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding:
•Certain realized and unrealized gains and losses on (i) investments other than those that are acquired with the intent to sell or loans that are originated or acquired with the intent to sell, (ii) changes in valuation inputs and assumptions of MSRs, (iii) MSR economic hedges, other than any interest income associated with such instruments and (iv) extinguishment of debt;
•Certain other income and losses, primarily consisting of equity-based or non-recurring compensation expense, straight-line rental revenue, amortization of debt acquired below or above market prices, and certain net income or losses attributable to non-controlling and redeemable non-controlling interests;
•Depreciation and amortization on real estate investment properties and intangible assets;
•Non-capitalized transaction-related expenses, primarily consisting of legal, valuation and other professional service fees incurred in connection with certain investment acquisitions, as well as costs associated with the acquisition and integration of acquired businesses; and
•Deferred taxes.

In computing earnings available for distribution, the Company excludes the items listed above because management does not consider them representative of the Company's core operating performance or of cash available for distribution to stockholders. These adjustments generally fall into three categories: items that are non-cash in nature; items that, while a part of the Company's recurring operations, are subject to significant variability and are therefore generally limited to a potential indicator of future economic performance; and items that relate to the acquisition or integration of investments and businesses rather than to ongoing operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2026	March 31, 2026
Net income attributable to common stockholders - GAAP	$20,193	$67,831
Adjustments:
Realized and unrealized losses, net, including MSR change in valuation inputs and assumptions	181,110	71,844
Other loss, net	14,206	15,633
Depreciation and amortization	87,913	87,280
Non-capitalized transaction-related expenses	21,870	8,330
Deferred taxes	13,636	38,718
Earnings available for distribution - Non-GAAP	$338,928	$289,636

Net income per diluted share	$0.04	$0.12
Earnings available for distribution per diluted share	$0.60	$0.51

Weighted average number of shares of common stock outstanding, diluted	568,262,330	565,927,074

SEGMENT INFORMATION
($ in thousands)

Second Quarter Ended June 30, 2026	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$614,637	$—	$—	$—	$—	$—	$614,637
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(213,874))	(392,875)	—	—	—	—	—	(392,875)
Servicing revenue, net	221,762	—	—	—	—	—	221,762
Interest income	252,496	103,587	28,208	85,428	2,185	2,691	474,595
Gain on originated residential mortgage loans, held-for-sale, net	204,731	—	—	2,275	—	—	207,006
Management fees	—	—	88,789	—	1,696	—	90,485
Incentive fees	—	—	51,743	—	—	—	51,743
Asset management revenue	—	—	140,532	—	1,696	—	142,228
Commercial real estate revenue	—	—	—	—	182,130	—	182,130
Other residential-related revenue	25,222	—	—	29,338	—	—	54,560
Total Revenue	704,211	103,587	168,740	117,041	186,011	2,691	1,282,281
Interest expense and warehouse line fees	225,634	43,742	23,231	70,007	61,836	39,664	464,114
Other segment expenses	146,211	5,469	33,082	31,711	78,640	12,236	307,349
Compensation and benefits	214,708	22,740	130,211	6,688	11,474	24,656	410,477
Depreciation and amortization	5,474	1,966	12,040	7,184	66,803	80	93,547
Total Operating Expenses	592,027	73,917	198,564	115,590	218,753	76,636	1,275,487
Realized and unrealized gains, net	57	7,031	26,448	22,751	18	—	56,305
Other income (loss), net	879	314	17,404	7,295	(2,114)	9	23,787
Total Other Income (Loss)	936	7,345	43,852	30,046	(2,096)	9	80,092
Income (Loss) before Income Taxes	$113,120	$37,015	$14,028	$31,497	$(34,838)	$(73,936)	$86,886

Total Assets	$26,890,344	$5,060,530	$4,371,258	$11,531,136	$5,883,187	$372,413	$54,108,868
Stockholders' Equity in Rithm Capital Corp.	$5,492,541	$1,017,409	$1,319,373	$1,582,256	$1,218,777	$(2,113,494)	$8,516,862

First Quarter Ended March 31, 2026	Origination and Servicing	Residential Transitional Lending	Asset Management	Investment Portfolio	Commercial Real Estate	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$579,288	$—	$—	$—	$—	$—	$579,288
Change in fair value of MSRs and MSR financing receivables, net of economic hedges (includes realization of cash flows of $(211,456))	(204,229)	—	—	—	—	—	(204,229)
Servicing revenue, net	375,059	—	—	—	—	—	375,059
Interest income	234,877	87,659	38,897	95,967	1,832	2,645	461,877
Gain on originated residential mortgage loans, held-for-sale, net	194,972	—	—	13,278	—	—	208,250
Management fees	—	—	89,160	—	1,769	—	90,929
Incentive fees	—	—	15,658	—	—	—	15,658
Asset management revenue	—	—	104,818	—	1,769	—	106,587
Commercial real estate revenue	—	—	—	—	178,257	—	178,257
Other residential-related revenue	23,333	—	—	31,347	—	—	54,680
Total Revenue	828,241	87,659	143,715	140,592	181,858	2,645	1,384,710
Interest expense and warehouse line fees	215,797	35,659	25,574	76,555	58,462	38,016	450,063
Other segment expenses	151,269	6,537	30,410	25,109	84,000	19,276	316,601
Compensation and benefits	207,074	20,822	113,016	5,115	11,282	21,101	378,410
Depreciation and amortization	6,088	1,943	11,526	8,482	64,605	—	92,644
Total Operating Expenses	580,228	64,961	180,526	115,261	218,349	78,393	1,237,718
Realized and unrealized losses, net	—	(606)	(1,394)	(13,034)	(120)	—	(15,154)
Other income, net	2,614	1,055	9,476	7,219	2,036	2	22,402
Total Other Income (Loss)	2,614	449	8,082	(5,815)	1,916	2	7,248
Income (Loss) before Income Taxes	$250,627	$23,147	$(28,729)	$19,516	$(34,575)	$(75,746)	$154,240

Total Assets	$28,311,493	$4,505,746	$4,504,047	$9,905,297	$5,902,572	$245,389	$53,374,544
Stockholders' Equity in Rithm Capital Corp.	$5,797,840	$934,217	$1,282,840	$1,564,567	$1,249,074	$(2,218,461)	$8,610,077

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. Rithm’s integrated platform spans asset-based finance, residential and commercial real estate lending, mortgage servicing rights, and structured credit. Through platforms including Elecor Properties, Newrez, Genesis Capital, Sculptor Capital Management, and Crestline Management, Rithm employs a unique owner-operator model to drive value for shareholders and investors. For more information, visit www.rithmcap.com.

Investor Relations
212-850-7770
ir@rithmcap.com